Exhibit 24

   POWER OF ATTORNEY

 We, the undersigned, under the authority granted to each of us to sign jointly on behalf of Novartis AG, hereby grant powers to Stephan Sandmeier, Bartosz Dzikowski,

Anja Konig, Marc Ceulemans, Florian Muellershausen, Beat Steffen and Florent Gros and

constitute and appoint any two of them jointly as our true and lawful attorneys and representatives and to act on our behalf and to sign filings to be made with the U.S.

Securities and Exchange Commission (the "SEC") relating to the shares of Aileron

Therapeutics, Inc. held by Novartis Bioventures Ltd, an indirect subsidiary of Novartis AG,

as required by the SEC (the "SEC Filings"), and to undertake and carry out all tasks and formalities on our behalf which may be required in connection with giving effect to the SEC

Filings.

 We, the undersigned, undertake to ratify and confirm whatever our true and lawful attorneys do or purport to do in good faith in the exercise of any power conferred by this Power of Attorney.

 We, the undersigned, declare that a person who deals with our true and lawful attorneys in good faith may accept a written statement signed by such attorneys to the effect that this Power of Attorney has not been revoked as conclusive evidence of that fact.

 The authority granted by this Power of Attorney shall expire immediately after the date on which the SEC Filings are no longer required and, as to each individual,

upon the date on which such individual is no longer employed by Novartis AG or any subsidiary thereof.

 IN WITNESS WHEREOF, this Power of Attorney is duly signed on this

12th day of July 2018.

    Novartis AG

    By: /s/ Jean-Baptiste Emery

    Name: Jean-Baptiste Emery

    Title: Authorized Signatory

    By: /s/ Felix Eichhorn

    Name: Felix Eichhorn

    Title: Authorized Signatory